Exhibit 5.1

[HUGHES Telematics, Inc. Letterhead]

July 29, 2009

HUGHES Telematics, Inc.

41 Perimeter Center East, Suite 400

Atlanta, GA 30346

Ladies and Gentlemen:

I am General Counsel to HUGHES Telematics, Inc., a Delaware corporation (the “Company”), and, as such, have acted as counsel to the Company in connection with the preparation and filing of a Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) 2,274,935 (subject to adjustment) (the “2006 Plan Shares”) of common stock of the Company, par value $.0001 per share (the “Common Stock”), that were issued or may be issued pursuant to grants under the Company’s 2006 Stock Incentive Plan (the “2006 Plan”) and 2,500,000 shares (subject to adjustment) (together with the 2006 Plan Shares, the “Shares”) of Common Stock, that were issued or may be issued pursuant to grants under the Company’s 2009 Equity and Incentive Plan (the “2009 Plan”, together with the 2006 Plan, the “Plans”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth herein, I have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of:

(i) the Plans, as approved by the Board of Directors of the Company or a company acquired by the Company, on December 4, 2006 and March 31, 2009, and the 2009 Plan approved by the Company’s stockholders on March 31, 2009;

(ii) the Registration Statement on Form S-8, to be filed by the Company on the date hereof with the Commission, with respect to the Shares (the “Registration Statement”);

(iii) the documents filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference into the Registration Statement as of the date of the Registration Statement (collectively, the “Incorporated Documents”);

(iv) the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect;

(v) the Amended and Restated Bylaws of the Company, as amended to date and currently in effect;

(vi) certain resolutions of the Board of Directors of the Company relating to the Shares, the approval of the Plan and the filing of the Registration Statement;

(vii) certain resolutions of the stockholders of the Company relating to the approval of the Plan; and

(viii) specimen certificate evidencing the Common Stock.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

I am admitted to the Bar of the State of New York and express no opinion regarding the laws of any other jurisdiction, other than the General Corporation Law of the State of Delaware and the laws of the United States of America to the extent specifically referred to herein.

Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized and that any Shares that may be issued in the future pursuant to the Plan, assuming the conformity of any certificates representing the Shares to the form of specimen certificate examined by me and the due execution and delivery of such certificates and that such Shares will be issued in accordance with the Plan, when issued, delivered and paid for in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I also hereby consent to the use of my name under the heading “Interests of Named Experts and Counsel” in the Registration Statement. In giving this consent, I do not hereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Robert C. Lewis, Esq.
Robert C. Lewis, Esq.
General Counsel and Secretary of HUGHES Telematics, Inc.

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